UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2019

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2019, Neonode Inc. (the “Company”) entered into an employment agreement with Urban Forssell to serve as Chief Executive Officer of the Company. The Board of Directors of the Company anticipates that Mr. Forssell’s commencement of employment will be no later than January 1, 2020.

Mr. Forssell, age 49, has served since September 2013 as a Vice President and between March 2011 and August 2013 as a General Manager at Öhlins Racing AB. His positions at Öhlins Racing have included responsibility for sales and marketing of MC and Automotive suspension systems, research and development, and quality assurance. Prior to joining at Öhlins Racing, Mr. Forssell served as Manager at Autoliv Electronics AB between September 2010 and February 2011. Prior to that, he served as President and Chief Executive Officer at NIRA Dynamics AB between May 2001 and August 2010. Mr. Forssell has a Ph. D. in Automatic Control and a M.Sc. in Applied Physics and Electrical Engineering, both from Linköping University in Sweden.

Upon the commencement of his employment, Mr. Forssell will be entitled to a gross monthly salary of SEK 175,000 (approximately US$18,000) per month under the terms of his employment agreement. His salary will be reviewed on an annual basis. Mr. Forssell further will be entitled to receive a yearly bonus up to a maximum of 50% of his total yearly salary based on his performance as Chief Executive Officer and the financial performance of the Company. Mr. Forssell may terminate his employment with six months’ notice and the Company may terminate his employment with twelve months’ notice. During either such termination period, Mr. Forssell will be entitled to receive his monthly salary and all other employment benefits. The terms of the employment agreement with Mr. Forssell contain other customary provisions.

Mr. Forssell also will serve as President of the Company.

Additionally, on October 22, 2019, Håkan Persson resigned as President and Chief Executive Officer of the Company. His resignation was effective immediately.

In the period between Mr. Persson’s resignation and the Mr. Forssell’s commencement of employment, Maria Ek has been appointed to serve as interim President and Chief Executive Officer of the Company. Ms. Ek currently is and will continue to serve as Chief Financial Officer, Vice President, Finance, Treasurer and Secretary of the Company. A summary of Ms. Ek’s business experience is available in the Company’s current report on Form 8-K previously filed on May 31, 2019.

A copy of the Company’s press release announcing the changes in management described above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause the Company’s actual performance or achievements to be materially different from any expressed or implied by these forward-looking statements. Although the Company believes that the forward-looking statements contained in this current report are reasonable, no assurance can be given that these expectations will be fulfilled. Forward-looking statements are made as of today’s date, and the Company undertakes no duty to update or revise them.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of the Company dated October 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ Maria Ek
Name:	Maria Ek
Title:	Chief Financial Officer

Date: October 23, 2019

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